Exhibit 17(v)

HALLMARK EQUITY SERIES TRUST

SPECIAL MEETING OF SHAREHOLDERS

MAY [__], 2007

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints Edmund P. Bergan, Jr. and [________________]proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the "Special Meeting") of Hallmark Equity Series Trust (the "Trust") with respect to the Hallmark Small-Cap Growth Fund, a series of the Trust, to be held at 1250 Broadway, New York, NY 10001-3701 on June [__], 2007 at 9:30 a.m. Eastern Time, and any adjournments or postponements thereof, all shares of beneficial interest ("Shares") on the proposal set forth on the reverse regarding: (i) the Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Hallmark Small-Cap Growth Fund and the Roanoke Small-Cap Growth Fund, a series of the Northern Lights Fund Trust, and (ii) any other matters properly brought before the Special Meeting.

This proxy is solicited on behalf of the Trust’s Board of Trustees, and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of Hallmark Equity Series Trust.  Your signature(s) on this Proxy should be exactly  as your name(s) appear on this Proxy.  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature(s) (Sign in the Box)

Date

FUND NAME – POSITION C

Vote on Proposal

THE BOARD OF TRUSTEES OF HALLMARK EQUITY SERIES TRUST RECOMMENDS A VOTE FOR THE PROPOSAL TO:

1.

Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Hallmark Small-Cap Growth Fund to the Roanoke Small-Cap Growth Fund in exchange for shares of the Roanoke Small-Cap Growth Fund and the subsequent liquidation of the Hallmark Small-Cap Growth Fund:

For	Against	Abstain

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S).  IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE

VOTE ON THE INTERNET:

1.

Read the Proxy Statement/Prospectus and have this card on hand

2.

Log on to [www.            ]

3.

Follow the on-screen instructions

4.

Do not return this paper ballot

VOTE BY PHONE:

1.

Read the Proxy Statement/Prospectus and have this card on hand

2.

Call toll-free 1-800-[___-____]

3.

Follow the recorded instructions

4.

Do not return this paper ballot

VOTE BY MAIL:

1.

Read the Proxy Statement/Prospectus

2.

Check the appropriate boxes on the reverse side

3.

Sign and date the Proxy Card

4.

Return the Proxy Cart in the enclosed postage-paid envelope